UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
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Community Valley Bancorp
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Community Valley Bancorp

April 28, 2006

Dear Shareholders:

You are cordially invited to attend Community Valley Bancorp’s 15th annual meeting of shareholders. The meeting will be held on Thursday, May 25, 2006 at 6:00 p.m. at Lakeside Pavilion at California Park, 2565 California Park Drive, Chico, California.

At the meeting, shareholders will be asked to:

•                  elect directors for the ensuing year

•                  approve a By Law amendment to change the range of number of directors on the board

Information regarding the nominees for election as directors and proposed By Law amendment is set forth in the accompanying proxy statement.

Whether or not you plan to attend the meeting, it is important your shares be represented. Please indicate on the enclosed proxy card your vote on the matters presented; then sign, date, and return the proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, your proxy will be withdrawn at that time.

We urge you to vote “FOR” the election of all the nominees named in the proxy statement and “FOR” the By Law amendment.

Regards,

Keith C. Robbins

President

Chief Executive Officer

2041 Forest Ave., Chico CA  95928    (530) 891-3494   FAX (530) 899-2344

Community Valley Bancorp

2041 Forest Avenue

Chico, California 95928

Notice of Annual Meeting of Shareholders

May 25, 2006

To the Shareholders of
Community Valley Bancorp:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, the annual meeting of shareholders of Community Valley Bancorp will be held at the Lakeside Pavilion at California Park, located at 2565 California Park Drive, Chico, California on Thursday, May 25, 2006 at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.                                      Election of Directors. To elect thirteen (13) persons to the board of directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and have been qualified. The persons nominated by management to serve as directors are:

M. Robert Ching, M.D.
John F. Coger
Eugene B. Even
John D. Lanam
Donald W. Leforce
Charles J. Mathews
Ellis L. Matthews
Luther W. McLaughlin
Robert L. Morgan, M.D.
James S. Rickards
Keith C. Robbins
Gary B. Strauss, M.D.
Hubert I. Townshend

2.                                      Amendment of the Bylaws. To approve an amendment of the Bylaws to increase the range of the number of directors from 7 to 13 directors, to 8 to 15 directors.

3.                                      Transaction of Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors has fixed the close of business on March 31, 2006 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting.

Section 3.3 of Article II of the Bylaws sets forth the nomination procedure for nominations of directors. Section 3.3 provides:

Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

By Order of the Board of Directors

April 28, 2006	James S. Rickards, Secretary

We urge you to vote in favor of management=s proposals by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. The enclosed proxy is solicited by Community Valley Bancorp=s board of directors. Any shareholder giving a proxy may revoke it prior to the time it is voted by filing with the secretary of Community Valley Bancorp a duly executed proxy bearing a later date or an instrument revoking the proxy, or by attending the meeting and voting in person. Please indicate on the proxy whether or not you expect to attend the meeting so that we can arrange for adequate accommodations.

Community Valley Bancorp

Proxy Statement

Annual Meeting of Shareholders

May 25, 2006

Introduction

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2006 annual meeting of shareholders of Community Valley Bancorp to be held at the Lakeside Pavilion at California Park, located at 2565 California Park Drive, Chico, California on Thursday, May 25, 2006 at 6:00 p.m., and at any and all adjournments thereof.

It is anticipated that this proxy statement and the accompanying notice and form of proxy will be mailed on or about April 28, 2006 to shareholders eligible to receive notice of, and to vote at, the meeting.

Revocability of Proxies

A form of proxy for voting your shares at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the secretary of Community Valley Bancorp an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of his or her election to vote in person, and voting in person at the meeting. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy. Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein and “FOR” the amendment of the bylaws to increase the range of the number of directors. If any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of Community Valley Bancorp management.

Persons Making the Solicitation

This solicitation of proxies is being made by the board of directors of Community Valley Bancorp. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in the solicitation of proxies for the meeting will be borne by Community Valley Bancorp. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers and employees of Community Valley Bancorp may solicit proxies personally or by telephone, without receiving special compensation.

Voting Securities

There were issued and outstanding 7,443,673 shares of Community Valley Bancorp’s common stock on March 31, 2006, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the meeting. On any matter submitted to the vote of the shareholders, each holder of Community Valley Bancorp’s common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of Community Valley Bancorp as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of Community Valley Bancorp gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxyholders, in accordance with management’s recommendation. The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain

Beneficial Owners and Management

Management of Community Valley Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of Community Valley Bancorp’s common stock, except as set forth in the table below. The following table sets forth, as of February 15, 2006, the number and percentage of shares of Community Valley Bancorp’s outstanding common stock beneficially owned, directly or indirectly, by each of Community Valley Bancorp’s directors, named executive officers and principal shareholders and by the directors and executive officers of Community Valley Bancorp as a group. The shares “beneficially owned” are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 15, 2006. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of Community Valley Bancorp.

Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent of Class(1)

Directors and Named Officers:
M. Robert Ching, M.D.	193,972	(2)	2.6%
John F. Coger	170,660	(3)	2.3%
Eugene B. Even	118,796	(4)	1.6%
John D. Lanam	176,574	(5)	2.4%
Donald W. Leforce	208,464	(6)	2.8%
Charles J. Mathews	5,862	(7)	*
Ellis L. Matthews	98,348	(8)	1.3%
Luther W. McLaughlin	6,804	(9)	*
Robert L. Morgan, M.D.	277,916	(10)	3.7%
James S. Rickards	194,390	(11)	2.6%
Keith C. Robbins	195,948	(12)	2.6%
Gary B. Strauss, M.D.	310,964	(13)	4.2%
Hubert I. Townshend	236,914	(14)	3.2%

Principal Shareholder
Community Valley Bancorp ESOP	423,863	(15)	5.7%
Schmelke Family Trust	400,354	(16)	5.4%

All Directors and Officers as a Group (13 in all)	2,595,966	(17)	33.3%

*              Less than one percent.

(1)                                  Includes shares subject to options held by each director and the directors and officers as a group that are exercisable within 60 days of February 15, 2006. These are treated as issued and outstanding for the purpose of computing the percentage of each director and the directors and officers as a group but not for the purpose of computing the percentage of class of any other person.

(2)                                  Dr. Ching has shared voting and investment powers as to 25,332 of these shares and has 53,060 shares acquirable by exercise of stock options.

(3)                                  Mr. Coger has shared voting and investment powers as to 125,612 of these shares and has 441 shares acquirable by exercise of stock options.

(4)                                  Mr. Even has 26,666 shares acquirable by exercise of stock options.

(5)                                  Mr. Lanam has shared voting and investment powers as to 117,252 shares and has 31,890 shares acquirable by exercise of stock options.

(6)                                  Mr. Leforce has shared voting and investment powers as to 166,130 shares and has 35,740 shares acquirable by exercise of stock options.

(7)                                  Mr. Mathews has shared voting and investment powers as to 3,730 shares and has 2,132 shares acquirable by exercise of stock options.

(8)                                  Mr. Matthews has 33,230 shares acquirable by exercise of stock options.

(9)                                  Mr. McLaughlin has shared voting and investment powers as to 6,004 of these shares and has 800 shares acquirable by exercise of stock options.

(Footnotes continued on the following page.)

(10)                            Dr. Morgan has shared voting and investment powers as to 244,053 shares and has 33,863 shares acquirable by exercise of stock options.

(11)                            Mr. Rickards has shared voting and investment powers as to 127,272 shares and has 32,190 shares acquirable by exercise of stock options.

(12)                            Mr. Robbins has shared voting and investment powers as to 40,094 shares and has 50,610 shares acquirable by exercise of stock options.

(13)                            Dr. Strauss has shared voting and investment powers as to 207,982 shares and has 43,060 shares acquirable by exercise of stock options.

(14)                            Mr. Townshend has shared voting and investment powers as to 16,112 shares and has 26,666 shares acquirable by exercise of stock options.

(15)                            Community Valley Bancorp ESOP’s address is c/o Community Valley Bancorp, 2041 Forest Avenue, Chico, California 95928.

(16)                            The Schmelke Family Trust’s address is c/o Community Valley Bancorp, 2041 Forest Avenue, Chico, California 95928.

(17)         Includes 370,348 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Community Valley Bancorp’s directors and certain executive officers and persons who own more than ten percent of a registered class of Community Valley Bancorp’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish Community Valley Bancorp with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 4 or 5 were required for those persons, Community Valley Bancorp believes that, during 2005 the Reporting Persons complied with all filing requirements applicable to them.

The Board of Directors and Committees

Community Valley Bancorp’s board of directors met 12 times in 2005. None of Community Valley Bancorp’s directors attended less than 75 percent of all board of directors’ meetings and committee meetings of which they were a member. Community Valley Bancorp has a standing Audit Committee and a standing Compensation/Nominating Committee.

Corporate Governance Principles and Board Matters

Community Valley Bancorp is committed to having sound corporate governance principles which are important to the way Community Valley Bancorp manages its business and to maintaining Community Valley Bancorp’s integrity in the marketplace. Highlights of Community Valley Bancorp’s corporate governance practices are described below. Additional information including Community Valley Bancorp’s Audit Committee Charter, Compensation/Nominating Committee Charter,  and Code of Corporate Conduct is available at its website at https://www.communityvalleybancorp.com

Board and Audit Committee Independence

The Board has determined that a majority of the directors standing for reelection are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the current members of the Audit Committee is “independent” within such director independence standards and that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the NASDAQ Rules.

Consideration of Director Nominees

Shareholder nominees

Although the Board has no formal policy with regard to shareholder nominees, Community Valley Bancorp’s Compensation/Nominating Committee will consider all shareholder nominees to the Board based on their merits as discussed below. Any shareholder nominations proposed for consideration by the Compensation/Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Community Valley Bancorp

2041 Forest Avenue

Chico, California 95928

In addition, the bylaws of Community Valley Bancorp permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see the notice to this proxy statement.

Selection and Evaluation of Director Candidates

The Compensation/Nominating Committee is responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. This assessment typically includes issues of expertise in industries important to Community Valley Bancorp, functional expertise in areas such as marketing, human resources, operations, finance and information technology and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Compensation/Nominating Committee does not have any written specific minimum qualifications or skills that they believe must be met by either their candidates or a shareholder-recommended candidate in order to serve on the Board. The Compensation/Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors qualified and willing to continue in service. Current members of the Board with skills and experience that are relevant to Community Valley Bancorp’s business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the Compensation/Nominating Committee or the Board decided not to nominate a member for reelection, the Compensation/Nominating Committee identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Compensation/Nominating Committee considers the diversity and mix of the existing board of directors, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), minority and female representation on the Board of Directors, employment experience, community representation, public interest considerations and the implementation of Community Valley Bancorp’s strategic plan. Among other things, when examining a specific candidate’s qualifications, the Compensation/Nominating Committee consider: the ability to represent the best interest of Community Valley Bancorp, existing relationships with Community Valley Bancorp, interest in the affairs of Community Valley Bancorp and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within Community Valley Bancorp’s community, community service, integrity, business judgment, ability to develop business for Community Valley Bancorp and the ability to work as a member of a team. All nominees to be considered at the Meeting were recommended by the Compensation/Nominating Committee in executive session.

Communications with the Board and Annual Meeting Attendance

Individuals who wish to communicate with Community Valley Bancorp’s Board may do so by sending a written letter to Community Valley Bancorp’s Board at Community Valley Bancorp, 2041 Forest Avenue, Chico, California 95928. Any communications intended for nonmanagement directors should be sent to the aforementioned address to the attention of the Chairperson of the Audit Committee. Community Valley Bancorp does not have a policy regarding Board member attendance at annual meetings of shareholders. All of the directors of Community Valley Bancorp attended Community Valley Bancorp’s 2005 annual meeting of shareholders, except for Dr. Ching.

Code of Corporate Conduct and Code of Ethics

Community Valley Bancorp has adopted a Code of Corporate Conduct that is applicable to the officers, directors and employees of Community Valley Bancorp. Community Valley Bancorp’s principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions also adhere to a Code of Ethics for Senior Financial Officers. The Code of Corporate Conduct and the Code of Ethics for Senior Financial Officers are available on Community Valley Bancorp’s website at https://www.communityvalleybancorp.com.

Financial Expert

The Board has determined that Ellis Matthews meets all of the attributes of an “audit committee financial expert” and “independence” as those meanings are defined by the applicable rules and regulations of the SEC and NASDAQ.

Board Committees

Audit Committee

The Audit Committee met eight times during the year ended December 31, 2005. During 2005, the Audit Committee of Community Valley Bancorp consisted of Directors Lanam (chairman), Even, E. Matthews, C. Mathews, Morgan and McLaughlin. Director Ellis Matthews is deemed by the Board of Community Valley Bancorp to be an “audit committee financial expert.”  Director Matthews has an understanding of generally accepted auditing principles (“GAAP”) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that Community Valley Bancorp reasonably expects to be raised by Community Valley Bancorp’s financial statements. Director Matthews is a retired Certified Public Accountant.

The Audit Committee oversees Community Valley Bancorp’s corporate accounting and reporting practices and the quality and integrity of Community Valley Bancorp’s financial statements and reports, selects, hires, oversees and terminates Community Valley Bancorp’s independent auditors, monitors Community Valley Bancorp’s independent auditors’ qualifications, independence and performance, monitors Community Valley Bancorp’s and its affiliates’ compliance with legal and regulatory requirements, and oversees all internal auditing functions and controls.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to preapprove all audit and nonaudit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated preapproval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this preapproval, and the fees for the services performed to date. The tax fees and other fees paid in 2005 and 2004 were approved per the Audit Committee’s preapproval policies.

The Audit Committee meets annually to discuss and review the overall audit plan. The Board has adopted a written charter for the Audit Committee which is attached as Exhibit A to this proxy statement.

Audit Committee Report

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Community Valley Bancorp specifically incorporates this information by reference, and this report of the Audit Committee shall not otherwise be deemed filed under the Acts.

The Audit Committee has reviewed Community Valley Bancorp’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with Perry-Smith, LLP, Community Valley Bancorp’s independent auditors during the year 2005, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

The Audit Committee received written disclosures and a letter from Perry-Smith. LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management. The Audit Committee has also considered whether the independent auditors’ provision of other nonaudit services is compatible with the auditors’ independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that Community Valley Bancorp’s audited financial statements be included in Community Valley Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

The Audit Committee:

John D. Lanam, Chairman
Charles J. Mathews
Luther W. McLaughlin
Eugene B. Even
Ellis L. Matthews
Robert L. Morgan, M.D.

Compensation/Nominating Committee

Community Valley Bancorp has a Compensation/Nominating Committee that met three times in 2005. The Compensation/Nominating Committee consists of Mr. Rickards, Chairman and Messrs. Lanam, C. Mathews, McLaughlin, Townshend and Dr. Ching, all of whom are independent as defined by applicable NASDAQ and SEC rules. The Compensation /Nominatiing Committee evaluates, reviews and nominates candidates to the board of directors, reviews human resource policies, establishes the compensation for the Chief Executive Officer and other executive officers, reviews salary recommendations, grants stock options and approves other personnel matters, which are in excess of management’s authority.

Report of Independent Directors on Executive Compensation

Compensation Policies

The Compensation/Nominating Committee establish the overall executive compensation guidelines of Community Valley Bancorp and its subsidiaries and establish the compensation plans and specific compensation levels of the Chief Executive Officer (“CEO”) and other executive officers. The Compensation/Nominating Committee reviews its approach to executive compensation annually.

The Compensation/Nominating Committee believes that executive officer compensation should be closely aligned with the performance of Community Valley Bancorp on a short-term and long-term basis, and that such compensation should be structured to assist Community Valley Bancorp and its subsidiaries in attracting and retaining key executives critical to its long-term success. To that end, the Compensation/Nominating Committee’s policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses dependent on Community Valley Bancorp’s performance, and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of Community Valley Bancorp and its subsidiaries. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

Executive Officer Compensation

Base Salary:  The Compensation/Nominating Committee meets annually to review executive officer salaries and make adjustments as deemed necessary. In establishing base salaries, the Compensation/Nominating Committee considers salaries of comparably sized California banks, as well as local area banks. The information is compiled from a variety of sources including the California Banker’s Association annual salary survey. Executive officers may have their salaries adjusted as the size, complexity, and earnings of Community Valley Bancorp change, in order to ensure that total compensation remains competitive.

Annual Incentives:  The Compensation/Nominating Committee believes incentives for officers are a key component for ensuring continued growth in shareholder value through increased earnings. Accordingly, executive officers earn incentive compensation based upon achieving several specific criteria goals including return on equity, net income, loan quality, loan losses and ratings from regulatory examinations.

All executive officers are entitled to participate in Community Valley Bancorp’s ESOP and 401(k) programs but are subject to more stringent matching contributions than other employees of Community Valley Bancorp’s subsidiaries, as required by regulation.

Long-term Incentives:  Long-term incentives are provided through the grant of stock options to certain employees of Community Valley Bancorp’s subsidiaries including executive officers. Incentive stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate key management to improve Community Valley Bancorp’s long-term shareholder value, as the options only have value if the market price of the underlying stock appreciates after the date granted.

Another component of long-term incentive compensation is participation in Community Valley Bancorp’s 401(k) Plan and ESOP. These plans recognize and reward an executive officer’s contributions to successful operations of Community Valley Bancorp by providing certain qualified retirement benefits and enabling a participating officer in the ESOP to acquire a proprietary interest in Community Valley Bancorp’s common stock. All employees of Community Valley Bancorp’s subsidiaries are eligible to participate in the 401(k) Plan upon the first day of the month following 60 days of employment. Participants are automatically vested 100% in all employee contributions which they may invest in any of several authorized investment vehicles. Community Valley Bancorp 401(k) Plan states that Community Valley Bancorp may from time to time contribute funds to match the employee’s 401(k) Plan contribution. Community Valley Bancorp is not currently matching employee 401(k) contributions. Under the ESOP, Community Valley Bancorp may annually contribute shares of common stock for each eligible employee’s account in an amount proportionate to the employee’s compensation. Community Valley Bancorp’s contribution is at the discretion of the board of directors. Employees thereby have a vested interest in contributing on an ongoing basis to the profitability of Community Valley Bancorp and its subsidiaries, and with a vesting period of seven years, they have the additional incentive to remain with Community Valley Bancorp or its subsidiaries on a long-term basis.

Community Valley Bancorp has established a nonqualified salary continuation plan for twelve of Butte Community Bank’s key employees, including the president and executive officer, which provides additional compensation benefits upon retirement. Future compensation under the plan is earned by the employees for services rendered through retirement and vests over a period of years. The specific vesting periods vary. In connection with the implementation of the salary continuation plans, Butte Community Bank purchased single premium universal life insurance policies on the life of each of the key employees covered under the plan. Butte Community Bank is the owner and beneficiary of these insurance policies.

Chief Executive Officer Compensation

Base Salary:  Mr. Robbins is subject to the same salary program as other executive officers. During 2005, the Compensation Committee targeted Mr. Robbins’ base salary at the competitive median for comparable sized California banks demonstrating comparable net earnings as taken from a variety of reliable sources. Mr. Robbins’ base salary of $245,118 is currently believed reasonable by the independent directors based upon reference to competitive pay practices and the previously described compensation approach to executive officers. The Compensation/Nominating Committee believes that the performance based compensation program, as it relates to the CEO, offers substantial additional compensation incentives to reward Mr. Robbins for successful results.

Performance Based Compensation:  Mr. Robbins is eligible to participate in the same short-term and long-term incentive plans as the other executive officers of Community Valley Bancorp.

Mr. Robbins’ entire performance based compensation is tied to achieving several specific criteria goals including return on equity, net income, loan quality, loan losses and ratings from regulatory examinations. To assure continued performance of Community Valley Bancorp, one half of the performance based compensation will be paid immediately following year end with the other half deferred for one year. Pursuant to the provisions of the performance based compensation plan for the CEO, Mr. Robbins was awarded a cash bonus in 2005 totaling $250,592 as a result of Community Valley Bancorp’s performance during 2003 and 2004.

As noted, Community Valley Bancorp’s executive compensation policy is based primarily on performance. The Compensation/Nominating Committee believes Mr. Robbins has managed Community Valley Bancorp well, and has achieved above-normal results, not only in terms of earnings and asset growth, but also in overall stockholder value.

Compensation/Nominating Committee:

James S. Rickards, Chairman
John D. Lanam
Luther W. McLaughlin
M. Robert Ching, M.D.
Charles J. Mathews
Hubert I Townshend

Independent Directors Interlocks and Insider Participation

There are no independent directors interlocks between Community Valley Bancorp and other entities involving Community Valley Bancorp’s executive officers or board members.

Community Valley Bancorp

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Community Valley Bancorp	100.00	152.52	171.34	231.57	320.73	333.09
Russell 3000	100.00	88.54	69.47	90.14	101.92	108.16
SNL $100M-$500M OTC-BB & Pink Banks	100.00	115.19	138.18	187.69	226.86	251.93

Source : SNL Financial LC, Charlottesville, VA	(434) 977-1600
© 2006	www.snl.com

Proposal 1:

Election of Directors

Nominees

Community Valley Bancorp’s Bylaws provide that the number of directors of Community Valley Bancorp shall not be less than seven (7) nor more than thirteen (13) until changed by an amendment of the articles of incorporation or the bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted. The exact number of directors shall be fixed from time to time, within the range: (i) by a resolution duly adopted by the board of directors; (ii) by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders. The exact number of directors has been set at thirteen (13).

The persons named below, all of whom are currently members of the board of directors, have been nominated for election as directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all thirteen (13) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The thirteen (13) nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

The following table sets forth, as of February 15, 2006, the names of, and certain information concerning, the persons nominated by the board of directors for election as directors of Community Valley Bancorp.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years

M. Robert Ching, M.D.	60	2002	Orthopedic surgeon.

John F. Coger Executive Vice President/ CFO/COO	56	2004	Executive Vice President, Chief Financial Officer and Chief Operating Officer of Community Valley Bancorp and Butte Community Bank.

Eugene B. Even	78	2002	Retired.

John D. Lanam	71	2002	Retired. Former attorney and senior partner of McKernan, Lanam, Bakke, Benson & Bodney, a law firm.

Donald W. Leforce Chairman of the Board	58	2002	Past President and former Secretary/Treasurer of Compass Equipment, Inc., a mining and heavy equipment manufacturing corporation.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years
Charles J. Mathews	67	2003	Owner of Mathews Farms and co-owner of Mathews Rice Dryer.

Ellis L. Matthews	71	2002	Retired. Former certified public accountant and senior partner of Matthews, Hutton & Warren, an accountancy firm.

Luther W. McLaughlin	61	2005	President and Managing Director of Matson and Isom, an accountancy firm.

Robert L. Morgan, M.D.	77	2002	Retired.

James S. Rickards Secretary	55	2002	Real estate broker associated with Century 21 Select.

Keith C. Robbins President/CEO	64	2002	President and Chief Executive Officer of Community Valley Bancorp and Butte Community Bank.

Gary B. Strauss, M.D. Vice Chairman	75	2002	Retired.

Hubert I. Townshend	69	2002	Semi-retired. Involved in general engineering, contracting and equipment rental. Past partner of S&T Logging Co. Inc.

The nominees named above have served as the initial members of Community Valley Bancorp’s board of directors since their appointment in 2002 except for Messrs. Coger, Mathews and McLaughlin. All nominees will continue to serve if elected at the meeting until the 2007 annual meeting of shareholders and until their successors are elected and have qualified.

None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers(1) of Community Valley Bancorp acting within their capacities as such. There are no family relationships between any of the directors of Community Valley Bancorp. No director of Community Valley Bancorp serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Compensation of Directors

During 2005, directors, other than Mr. Robbins and Mr. Coger, received a base fee of $900.00 per month for serving as directors (provided the director attends 75% of the meetings) and received additional fees for chairing meetings and attending meetings. Mr. Robbins and Mr. Coger (appointed to the Board of Directors in September 2004) also received a base fee of $900.00 per month for serving as a director. Community Valley Bancorp’s Chairman of the Board also received an additional $500 per month for serving as the Chairman. Any director, other than Mr. Robbins and Mr. Coger, who chaired a Board of Directors or committee meeting, which met during the month, received an additional $50.00 per month for serving as the chairman. In addition, directors, other than Mr. Robbins and Mr. Coger, but including the chairman, who attended any Board meeting, also received an additional $365.00 per Board of Directors meeting attended. Directors, other than Mr. Robbins and Mr. Coger, but including the chairman of any committee, who attended any committee meeting held at the same gathering as a Board of Director’s meeting (other than one committee meeting held concurrently with the Board meeting) also received an additional $50.00 per committee meeting attended. Directors, other than Mr. Robbins and Mr. Coger, but including the chairman of any committee, who attended any other committee meeting received $350 per committee meeting attended. In addition, if any Board of Directors or committee meeting extended beyond three hours, directors, other than Mr. Robbins and Mr. Coger, received an additional $105.00 per hour for each hour the meeting extended over three hours, subject to a maximum additional $210.00 per meeting. Directors, other than Mr. Robbins and Mr. Coger, who traveled to a Board of Directors or committee meeting held outside the town of the director’s residence received an additional $15.00 travel fee per meeting and all other travel in connection with the Board of Director’s or Community Valley Bancorp’s activities was compensated at the Internal Revenue Service’s rate per mile.

During 2006, the compensation to directors will remain the same as above except Community Valley Bancorp’s Chairman of the Board of Directors will receive $800.00 for serving as the Chairman.

In May, 1997, each director of Community Valley Bancorp received a stock option under Community Valley Bancorp’s 1997 Stock Option Plan to acquire 26,394 shares of common stock, giving effect to all stock dividends and splits. The exercise price for these shares is $2.30 per share, giving effect to all stock dividends and splits. The options are for a term of ten years expiring in May, 2007 and are 100% vested.

In addition, in May, 2000, each director of Community Valley Bancorp, received a stock option under Community Valley Bancorp’s 2000 Stock Option Plan to acquire 26,666 shares of common stock, giving effect to all stock dividends and splits after May 2000. The exercise price for these shares is $4.71 per share. The options are for a term of ten years expiring in May, 2010. The vesting of the director options is 20% of the total option amount per year with the first 20% amount having vested in May, 2001. In October 2003, Director Charles Mathews received a stock option under Community Valley Bancorp’s 2000 stock option plan to acquire 5,332 shares of common stock, giving effect to all stock dividends and splits after October, 2003. The exercise price for these shares is $7.24 per share. The options are for a term of ten years expiring in October, 2013. The vesting of the director options is 20% of the total option amount per year with the first 20% amount having vested in October, 2004. In March 2005, Director Luther McLaughlin received a stock option under Community Valley Bancorp’s 2000 stock option plan to acquire 4,000 shares of common stock, giving effect to all stock dividends and splits after March, 2005. The exercise price for these shares is $13.25 per share. The options are for a term of ten years expiring in March, 2015. The vesting of the director options is 20% of the total option amount per year with the first 20% amount vesting in March, 2006.

Director Retirement Agreements

In April, 1998, each then acting director of Community Valley Bancorp, other than Mr. Robbins and subsequently Mr. Coger, entered into a Director Retirement Agreement which provides for the payment of a monthly retirement benefit for a period of sixty months based upon an individualized vesting schedule which takes into account the years of service as a director and each director’s individual retirement age. The agreement also pays in the event of a change in control of Community Valley Bancorp or disability or death of the director. The vesting schedule provides for a maximum payment of $500 per month.

Director Deferred Fee Agreements

Directors of Community Valley Bancorp have the option of participating in Community Valley Bancorp’s Director Deferred Fee Program. Pursuant to the Director Deferred Fee Program, directors make an initial deferral election by filing with Community Valley Bancorp a signed election form which sets forth the amount of the director’s fees to be deferred. Community Valley Bancorp then establishes a Deferral Account on its books for the director and credits to the Deferral Account the fees deferred by the director and interest on the account balance at a rate equal to Community Valley Bancorp’s prime lending rate as of December 31 of the previous year plus one-half percent compounded each December 31 and assuming all deferrals have been made as of January 1 of such year. The Deferral Account is not a trust fund of any kind and the director is a general unsecured creditor of Community Valley Bancorp for the payment of the benefits. Benefits under the Director Deferred Fee Program are payable upon the director’s termination of service. The amount of benefit payable is the Deferral Account balance at the date of termination of service. This amount shall be paid to the director in 120 monthly installments commencing on the first day of the month following the director’s termination of service. Dr. Ching and Mr. Leforce have each entered into Director Deferred Fee Agreements with Community Valley Bancorp.

Director Emeritus Plan

During 2001, Community Valley Bancorp also established a Directors Emeritus Plan. Those directors who have served ten or more consecutive years as an outside director and any outside directors who have served five or more consecutive years as an outside director and immediately prior thereto served five or more years as an inside director, are eligible to participate in the Directors Emeritus Plan. Each Director Emeritus will be a five year position or until a Director Emeritus shall sell a majority of his or her ownership in Community Valley Bancorp. Directors Emeritus will receive a monthly fee equal to a percent of the base director fee they were receiving for serving as a director at the time they became Director Emeritus. For the first year, they shall receive 90%, for the second year, they shall receive 80%, for the third year, they shall receive 60%, for the fourth year, they shall receive 50%, and for the fifth year, they shall receive 40%. In the event of any merger, consolidation or acquisition where Community Valley Bancorp is not the surviving entity, the Director Emeritus Plan shall remain in full force and effect; provided, however, the resulting corporation may elect to pay the Director Emeritus a lump sum amount in cash equal to 50% of the remaining benefits due the Director Emeritus.

Executive Officers

The following table sets forth information, as of February 15, 2006, concerning executive officers of Community Valley Bancorp:

Name	Age	Position and Principal Occupation For the Past Five Years
Keith C. Robbins	64	President and Chief Executive Officer of Community Valley Bancorp

John F. Coger	56	Executive Vice President and Chief Financial Officer and Chief Operating Officer of Community Valley Bancorp.

Compensation of Executives

The persons serving as the executive officers of Community Valley Bancorp received during 2005, and are expected to continue to receive in 2006, cash compensation in their capacities as executive officers of Community Valley Bancorp.

2005

Summary Compensation Table

Annual Compensation						Long Term Compensation
						Awards		Payouts
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Options/ SARS	LTIP Payouts ($)	All Other Compensation ($)(4)
Keith C Robbins	2005	$255,918	(1)	$250,592	0	0	0	0	$17,464	(5)
President and Chief	2004	$234,108	(2)	$249,605	0	0	0	0	$20,998
Executive Officer	2003	$234,108	(2)	$237,527	0	0	0	0	$19,129
John F Coger	2005	$160,293	(1)	$191,645	0	0	0	0	$14,445	(5)
Executive Vice President, Chief Financial Officer and	2004	$147,540	(3)	$190,891	0	0	0	0	$13,460
Chief Operating Officer	2003	$145,140		$181,654	0	0	0	0	$10,948

(1) Includes $10,800 in directors fees

(2) Includes $9,600 in directors fees

(3) Includes $2,400 in directors fees

(4) This amount represents the cost of premiums for excess medical, dental and life insurance.

(5) This amount does not include Community Valley Bancorp’s contribution under Community Valley Bancorp’s Employee Stock Ownership Plan as such amount has not yet been determined.

2005

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SARs at Year-End ($) Exercisable/ Unexercisable
Keith C Robbins	-0-	-0-	Options Only 50,610/0	Options Only $540,668/$0

John F Coger	-0-	-0-	Options Only 441/0	Options Only $4,207/$0

Employment Agreements

Mr. Robbins has a three year employment contract with Community Valley Bancorp beginning April 27, 1995 and which currently expires April 27, 2007. In addition, unless the employment contract is otherwise terminated, the term of the employment contract shall automatically extend in annual increments of one year so as to always remain a three year employment contract. Mr. Robbins’ annual salary is currently fixed at $245,118 and may be renegotiated. Under the terms of the employment contract, Mr. Robbins is entitled to incentive compensation provided that Community Valley Bancorp attains a minimum 10% return on equity each year, as well as other criteria. In the event Community Valley Bancorp attains the minimum 10% return on equity, as well as meeting other requirements, a bonus pool will be established in an amount equal to 22.5% of the amount in excess of the 10% return on equity. Mr. Robbins will be entitled to incentive compensation in the amount of 36.75% of the bonus pool. Mr. Robbins’ employment contract provides that in the event he becomes disabled, he shall be entitled to 100% of his salary for ninety days. In addition, if Community Valley Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Robbins in a like position, he shall paid an amount equal to the remaining term of the employment contract.

Mr. Robbins has a salary continuation agreement with Community Valley Bancorp which provides that Community Valley Bancorp will pay him $150,000 plus a 3% cost of living adjustment per year for 20 years following his retirement from Community Valley Bancorp at age 65 (“Retirement Age”), or until the death of the Employee whichever event last occurs. In the event of disability while Mr. Robbins is actively employed prior to Retirement Age, he will have the option to take the $150,000 plus a 3% cost of living adjustment per year for 20 years beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. If termination of service occurs due to a change in control of Community Valley Bancorp, Mr. Robbins shall be entitled to receive $150,000 plus a 3% cost of living adjustment per year for 20 years payable on the first day of each month commencing within six months of the date of his termination of employment. In the event Mr. Robbins dies while actively employed by Community Valley Bancorp prior to Retirement Age, his beneficiary will receive from Community Valley Bancorp $150,000 plus a 3% cost of living adjustment per year for 20 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Robbins shall receive $150,000 plus a 3% cost of living adjustment per year for 20 years beginning with the month following the month in which Mr. Robbins terminates employment and attains age 65. In the event Mr. Robbins is terminated for cause he will forfeit any benefits from the salary continuation agreement.

Mr. Robbins has an Executive Supplemental Retirement Plan Agreement that provides him with the option of deferring a portion of his salary. Mr. Robbins has elected to defer $20,000 per year. Community Valley Bancorp has established a Deferral Account on its books for Mr. Robbins and credits to the Deferral Account the fees deferred by Mr. Robbins and interest on the account balance at a rate equal to Community Valley Bancorp’s prime lending rate as of December 31 of the previous year plus one-half percent compounded each December 31 and assuming all deferrals have been made as of January 1 of such year. In addition, Community Valley Bancorp has purchased an annuity for protection of the benefits. All earnings received above Community Valley Bancorp’s normal anticipated after tax return earnings on the annuity and the cost of an insurance policy related to this benefit are also credited to Mr. Robbins’ Deferral Account. The Deferral Account is not a trust fund of any kind and Mr. Robbins is a general unsecured creditor of Community Valley Bancorp for the payment of the benefits. Benefits under the Supplemental Retirement Plan Agreement are payable upon Mr. Robbins’ termination of service. Upon Mr. Robbins’ retirement at age 65, he will be entitled to the Deferral Account balance in two hundred forty (240) monthly installments beginning on the first day of the month following his retirement, unless Mr. Robbins elects one year prior to receiving any benefits to take benefits in a lump sum or otherwise. If Mr. Robbins retires or terminates service prior to the age of 65, the amount of benefit payable is also the Deferral Account balance at the date of termination of service in two hundred forty (240) monthly installments beginning on the first day of month following his attaining age 65, unless Mr. Robbins elects one year prior to receiving any benefits to take benefits in a lump sum or otherwise.

If termination of service occurs due to disability, the amount of benefit payable is also the Deferral Account balance at the date of termination of service in two hundred forty (240) monthly installments beginning on the first day of month following his disability, unless Mr. Robbins elects one year prior to receiving any benefits to take benefits in a lump sum or otherwise. If termination of service occurs due to a change in control of Community Valley Bancorp, Community Valley Bancorp shall credit Mr. Robbins’ Deferral Account with the entire amount that Mr. Robbins would have deferred for the entire deferral period, and the amount of benefit shall be paid to Mr. Robbins within 30 days of the change in control. If Mr. Robbins suffers hardship, Community Valley Bancorp may distribute to him all or a portion of the Deferral Account balance as necessary to relieve the financial hardship.

Finally, if termination of service occurs due to Mr. Robbins’ death, Community Valley Bancorp shall credit Mr. Robbins’ Deferral Account with the entire amount that Mr. Robbins would have deferred for the entire deferral period utilizing the proceeds from the insurance policy which Community Valley Bancorp purchased in connection with this agreement. The amount shall be paid in two hundred forty (240) monthly installments beginning on the first day of the month following his death. Interest accrues on all amounts deferred until final payment.

Mr. Coger has a three year employment contract with Community Valley Bancorp beginning April 27, 1995 and which currently expires April 27, 2007. In addition, unless the employment contract is otherwise terminated, the term of the employment contract shall automatically extend in annual increments of one year so as to always remain a three year employment contract. Mr. Coger’s annual salary is currently fixed at $149,493 and may be renegotiated. Under the terms of the employment contract, Mr. Coger is entitled to incentive compensation provided that Community Valley Bancorp attains a minimum 10% return on equity each year, as well as other criteria. In the event Community Valley Bancorp attains the minimum 10% return on equity, as well as meeting other requirements, a bonus pool will be established in an amount equal to 22.5% of the amount in excess of the 10% return on equity. Mr. Coger will be entitled to incentive compensation in the amount of 28.10% of the bonus pool. Mr. Coger’s employment contract provides that in the event he becomes disabled, he shall be entitled to 100% of his salary for ninety days. In addition, if Community Valley Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Coger in a like position, he shall paid an amount equal to the remaining term of the employment contract.

Mr. Coger has a salary continuation agreement with Community Valley Bancorp which provides that Community Valley Bancorp will pay him $125,000 plus a 3% cost of living adjustment per year for 20 years following his retirement from Community Valley Bancorp at age 65 (“Retirement Age”), or until the death of the Employee whichever event last occurs. In the event of disability while Mr. Coger is actively employed prior to Retirement Age, he will have the option to take the $125,000 plus a 3% cost of living adjustment per year for 20 years beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. If termination of service occurs due to a change in control of Community Valley Bancorp, Mr. Coger shall be entitled to receive $125,000 plus a 3% cost of living adjustment per year for 20 years payable on the first day of each month commencing within six months of the date of his termination of employment. In the event Mr. Coger dies while actively employed by Community Valley Bancorp prior to Retirement Age, his beneficiary will receive from Community Valley Bancorp $125,000 plus a 3% cost of living adjustment per year for 20 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Coger shall receive $125,000 plus a 3% cost of living adjustment per year for 20 years beginning with the month following the month in which Mr. Coger terminates employment and attains age 65. In the event Mr. Coger is terminated for cause he will forfeit any benefits from the salary continuation agreement.

Mr. Coger has an Executive Supplemental Retirement Plan Agreement that provides him with the option of deferring a portion of his salary. Mr. Coger has elected to defer $10,000 per year. Community Valley Bancorp has established a Deferral Account on its books for Mr. Coger and credits to the Deferral Account the fees deferred by Mr. Coger and interest on the account balance at a rate equal to Community Valley Bancorp’s prime lending rate as of December 31 of the previous year plus one-half percent compounded each December 31 and assuming all deferrals have been made as of January 1 of such year. In addition, Community Valley Bancorp has purchased an annuity for protection of the benefits.

All earnings received above Community Valley Bancorp’s normal anticipated after tax return earnings on the annuity and the cost of an insurance policy related to this benefit are also credited to Mr. Coger’s Deferral Account. The Deferral Account is not a trust fund of any kind and Mr. Coger is a general unsecured creditor of Community Valley Bancorp for the payment of the benefits. Benefits under the Supplemental Retirement Plan Agreement are payable upon Mr. Coger’s termination of service. Upon Mr. Coger’s retirement at age 65, he will be entitled to the Deferral Account balance in two hundred forty (240) monthly installments beginning on the first day of the month following his retirement, unless Mr. Coger elects one year prior to receiving any benefits to take benefits in a lump sum or otherwise. If Mr. Coger retires or terminates service prior to the age of 65, the amount of benefit payable is also the Deferral Account balance at the date of termination of service in two hundred forty (240) monthly installments beginning on the first day of month following his attaining age 65, unless Mr. Coger elects one year prior to receiving any benefits to take benefits in a lump sum or otherwise. If termination of service occurs due to disability, the amount of benefit payable is also the Deferral Account balance at the date of termination of service in two hundred forty (240) monthly installments beginning on the first day of month following his disability, unless Mr. Coger elects one year prior to receiving any benefits to take benefits in a lump sum or otherwise.

If termination of service occurs due to a change in control of Community Valley Bancorp, Community Valley Bancorp shall credit Mr. Coger’s Deferral Account with the entire amount that Mr. Coger would have deferred for the entire deferral period, and the amount of benefit shall be paid to Mr. Coger within 30 days of the change in control. If Mr. Coger suffers hardship, Community Valley Bancorp may distribute to him all or a portion of the Deferral Account balance as necessary to relieve the financial hardship. Finally, if termination of service occurs due to Mr. Coger’s death, Community Valley Bancorp shall credit Mr. Coger’s Deferral Account with the entire amount that Mr. Coger would have deferred for the entire deferral period utilizing the proceeds from the insurance policy which Community Valley Bancorp purchased in connection with this agreement. The amount shall be paid in two hundred forty (240) monthly installments beginning on the first day of the month following his death. Interest accrues on all amounts deferred until final payment.

Proposal 2:

Amendment of the Bylaws to Increase the Range of the Number of Directors

The board of directors of Community Valley Bancorp has approved an amendment of the bylaws to increase the range of the number of directors to a range of 8 to 15 directors. The bylaws currently provide for a range of 7 to 13 directors, and the board of directors is completely full at 13 directors. The board of directors believes it is in the best interests of Community Valley Bancorp and its shareholders to increase the range of the number of directors to 8 to 15 directors so that the board will have the flexibility to add directors as Community Valley Bancorp and Butte Community Bank continue to grow. The amendment of the bylaws requires shareholder approval to become effective.

Approval of the amendment requires the affirmative vote of a majority of the outstanding shares of common stock represented and voting at the Meeting. Management recommends that the shareholders vote “FOR” the amendment of the bylaws to increase the range of the number of directors.

Independent Accountants

The firm of Perry-Smith LLP served as certified independent public accountants for Community Valley Bancorp with respect to the year 2005, and Perry-Smith LLP has been appointed as Community Valley Bancorp’s certified independent public accountants for 2006. Community Valley Bancorp’s board has determined the firm of Perry-Smith LLP to be fully independent of the operations of Community Valley Bancorp.

Aggregate fees billed by Perry-Smith LLP to Community Valley Bancorp for the year ended 2005 are as follows:

Audit fees	$124,000
Tax fees associated with consulting and return preparation	$22,125
Other fees	$36,000

The Audit Committee of Community Valley Bancorp has considered the provision of nonaudit services provided by Perry-Smith LLP to be compatible with maintaining the independence of Perry-Smith LLP.

Perry-Smith, LLP audited Community Valley Bancorp’s financial statements for the year ended December 31, 2005. It is anticipated that a representative of Perry-Smith, LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

Shareholder Proposals

Shareholder proposals to be submitted for presentation at the 2007 annual meeting of shareholders of Community Valley Bancorp must be received by Community Valley Bancorp no later than December 31, 2006.

Certain Transactions

Some of the directors and executive officers of Community Valley Bancorp and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Butte Community Bank in the ordinary course of Butte Community Bank’s business, and Butte Community Bank expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Community Valley Bancorp

Dated: April 28, 2006	James S. Rickards, Secretary

It is very important that every shareholder vote. We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. In order to facilitate the providing of adequate accommodations, please indicate on the proxy whether or not you expect to attend the meeting.

A copy of Community Valley Bancorp’s annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2005 is available without charge upon written request to Mr. John Coger at Community Valley Bancorp, 2041 Forest Avenue, Chico, California, 95928, or may be obtained from the Community Valley Bancorp’s website at www.communityvalleybancorp.com.

Exhibit A

Board approved 1/30/02

Revised 4/27/05 – approved 7/19/05

COMMUNITY VALLEY BANCORP

BUTTE COMMUNITY BANK

AUDIT COMMITTEE CHARTER

PURPOSE

To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations and the code of conduct.

AUTHORITY

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•                  Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization.

•                  Resolve any disagreements between management and the auditor regarding financial reporting.

•                  Pre-approve all auditing and audit related services.

•                  Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

•                  Seek any information it requires from employees – all of whom are directed to cooperate with the committee’s requests – or external parties.

•                  Meet with company officers, external auditors, or outside counsel, as necessary.

COMPOSITION

The audit committee will consist of at least three and no more than six outside members of the board of directors. The board or its nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member shall be designated as the “financial expert,” as defined by applicable legislation and regulation.

MEETINGS

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

Primary duties of the committee include but are not limited to:

Financial Statements

•                  Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

•                  Review with management and the external auditors the results of the audit, including any difficulties encountered.

•                  Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.

•                  Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.

•                  Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards.

•                  Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement.

•                  Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

•                  Report periodically to the full Board of Directors on the Audit Committee’s activities and significant findings.

Internal Control

•                  Consider the effectiveness of the company’s internal control system, including information technology security and control.

•                  Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations together with management’s responses.

Internal Audit

•                  Review with management and the internal audit department manager the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•                  Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the internal audit department manager.

•                  Review the effectiveness and independence of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

•                  On a regular basis, meet separately with the internal audit department manger to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

•                  Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

•                  Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.

•                  Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors.

•                  On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•                  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•                  Review the findings of any examinations by regulatory agencies, and any auditor observations.

•                  Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.

•                  Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

•                  Regularly report to the board of directors about committee activities, issues, and related recommendations.

•                  Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

•                  Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•                  Review any other reports the company issues that relate to committee responsibilities.

Other Responsibilities

•                  Perform other activities related to this charter as requested by the board of directors.

•                  Institute and oversee special investigations as needed.

•                  Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•                  Confirm annually that all responsibilities outlined in this charter have been carried out.

•                  Evaluate the committee’s and individual members’ performance a regular basis.

Community Valley Bancorp

This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints John F. Coger, Craig Larson and Gayle J. Lee, as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Community Valley Bancorp which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 25, 2006 at 6:00 p.m. at the Lakeside Pavilion at California Park, located at 2565 California Park Drive, Chico, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of thirteen (13) persons to be directors.

M. Robert Ching, M.D.	Luther W. McLaughlin
John F. Coger	Robert L. Morgan, M.D.
Eugene B. Even	James S. Rickards
John D. Lanam	Keith C. Robbins
Donald W. Leforce	Gary B. Strauss, M.D.
Charles J. Mathews	Hubert I. Townshend
Ellis L. Matthews

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space below:)

2.	Amendment of the bylaws to increase the range of the number of directors from 7 to 13 directors, to 8 to 15 directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Please Sign and Date below

The board of directors recommends a vote “FOR” each of the proposals set forth above. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

(Please date this proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐	I Do	☐	I Do Not	Expect to Attend the Meeting.

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Shareholder)

(Signature of Shareholder)

This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of Community Valley Bancorp a duly executed proxy bearing a later date or an instrument revoking this proxy, or by attending the meeting and voting in person.